      As filed with the Securities and Exchange Commission on May 2, 1997
                                                     Registration No. _________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933
                               ------------------

                        PREMIER RESEARCH WORLDWIDE, LTD.
               (Exact name of issuer as specified in its charter)

       Delaware                                          22-3264604
(State of incorporation)                   (I.R.S. Employer Identification No.)


                  124 South 15th Street Philadelphia, PA 19102
                    (Address of Principal Executive Offices)

                          ----------------------------
             PREMIER RESEARCH WORLDWIDE, LTD. 1996 STOCK OPTION PLAN
                            (Full title of the plan)
                          ----------------------------

                        Joel Morganroth, M.D,. President
                              124 South 15th Street
                             Philadelphia, PA 19102
                                 (215) 972-0420
            (Name, address and telephone number of agent for service)
                          -----------------------------

                                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                                    Proposed               Proposed
Title of                                            maximum                maximum
Securities                                          offering               aggregate            Amount of
to be                   Amount to be                price per              offering             Registration
Registered              Registered(1)               share(2)               price                Fee
--------------------------------------------------------------------------------------------------------------

Common Stock,
Par value $.01          500,000 shares              $9.75                  $4,875,000           $1,477.27
--------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a), this Registration Statement includes such additional shares of Common Stock as may be issuable by virtue of the anti-dilution provisions of the 1996 Stock Option Plan.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. The price is based upon the last sale price reported on the NASDAQ National Market System on April 29, 1997.

         Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective. These securities are being registered pursuant to Rule 415.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


       Item 1.  Plan Information.(1)
                --------------------

       Item 2.  Registrant Information and Employee Plan Annual Information.(1)
                ---------------------------------------------------------------


---------------------

         (1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Item 3.  Incorporation of Documents by Reference.
                  ----------------------------------------

         The following documents previously filed by Premier Research Worldwide, Ltd. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement and made a part hereof:

                  a. Prospectus filed on February 4, 1997 pursuant to Rule 424(b), containing audited financial statements for the fiscal year ended December 31, 1996.

                  b. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, File No. 333-17001.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement relating to the Common Stock offered hereby which indicates that all such Common Stock has been sold or which deregisters all such Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies, supersedes, or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.
         --------------------------

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.
                  --------------------------------------

                  The legality of the shares offered hereby will be passed upon for the Company by Archer & Greiner, A Professional Corporation, Haddonfield, New Jersey. James H. Carll, a member of Archer & Greiner, is a director of UM Equity Corp. and UM Holdings, Ltd., respectively the Company's direct and indirect parent corporation.


Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

                  Under Section 145 of the Delaware General Corporation Law, the Company must indemnify each of its directors and officers against his expenses (that is, reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer, director, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent he is successful on the merits. Moreover, under such statutory provision the Company has the corporate power to indemnify its officers and directors against expenses and (in the case of proceedings other than those by or in the right of the Company) liabilities incurred in such a proceeding, provided (i) the officer or director has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and (ii) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. In the case of a proceeding by or in the right of the Company, however, such indemnification is not permitted if the individual is adjudged to be liable to the Company, unless a court determines that he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         The determination of whether indemnification is proper under the circumstances, unless made by a court, is determined by a majority of the disinterested members of the Board of Directors or committee thereof, by independent legal counsel if a quorum of the disinterested members of the Board of Directors or committee thereof is not available or if the disinterested members of the Board of Directors or a committee thereof so direct, or by the stockholders.

         The Company's Bylaws require the Company to indemnify each director and officer if Section 145 of the Delaware General Corporation Law permits the Company to do so.

         The Company has obtained a directors' and officers' liability insurance policy, which affords officers and directors insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


Item 7.           Exemption From Registration Claimed.
                  -----------------------------------

                  Not applicable.


Item 8.           Exhibits.
                  --------

                  The following Exhibits are filed with this Registration Statement or, as indicated, incorporated by reference:

               Exhibit No.                   Description
               -----------                   -----------

                     4                     Premier Research Worldwide, Ltd. 1996 Stock
                                           Option Plan(1)

                     5                     Opinion of Archer & Greiner, P.C. as to legality
                                           of securities to be registered

                    23.1                   Consent of Archer & Greiner,
                                           P.C., included in their opinion as Exhibit 5

                    23.2                   Consent of Arthur Andersen LLP

                    24                     Power of Attorney (contained on
                                           signature page)

-----------------------

(1) Incorporated by reference to the exhibit with the same number, filed in connection with the Company's Registration Statement on Form S-1, File No. 333-17001, declared effective by the Securities and Exchange Commission on February 3, 1997.

Item 9.  Undertakings.
         ------------

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                                    (iii) To include any material information
with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Haddonfield, and the State of New Jersey, on this 24th day of April, 1997.


                                          PREMIER RESEARCH WORLDWIDE, LTD.


                                      By: /s/ Joel Morganroth
                                          -------------------------------------
                                          Joel Morganroth,
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Each person whose signature to this Registration Statement appears below hereby appoints Joel Morganroth, Fred M. Powell, Arthur W. Hicks, Jr., and James H. Carll, and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to sign in his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and any of such attorneys-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Signature                                              Title                                                Date


/s/ Joel Morganroth, M.D.                              Chief Executive Officer,                        April 24, 1997
--------------------------                             Director
Joel Morganroth, M.D.                                 (Principal executive officer)


/s/ Fred M. Powell                                     Senior Vice President,                          April 24, 1997
--------------------------                             Finance/Administration
Fred M. Powell                                        (Principal financial
                                                       and accounting officer)

                                                               R-8


/s/ Joan Carter                                                Chairman, Director                April 24, 1997
--------------------------------
Joan Carter


/s/ John Aglialoro                                             Director                          April 24, 1997
--------------------------------
John Aglialoro


/s/ Arthur Hull Hayes, Jr., M.D.                               Director                          April 24, 1997
--------------------------------
Arthur Hull Hayes, Jr., M.D.


/s/ Arthur W. Hicks, Jr.                                       Director                          April 24, 1997
--------------------------------
Arthur W. Hicks, Jr.


/s/ Charles L. Jacobson, M.D.                                  Director                          April 24, 1997
--------------------------------
Charles L. Jacobson, M.D.


/s/ Jerry D. Lee                                               Director                          April 24, 1997
--------------------------------
Jerry D. Lee


/s/ Connie Woodburn                                            Director                          April 24, 1997
--------------------------------
Connie Woodburn


/s/ Philip J. Whitcome, Ph.D.                                  Director                          April 24, 1997
--------------------------------
Philip J. Whitcome, Ph.D.

                                  EXHIBIT INDEX
                                  -------------



Exhibit No.            Description                                    Page No.
-----------            -----------                                    --------

     5                 Opinion of Archer & Greiner, P.C.
                       as to legality of securities to be registered

   23.2                Consent of Arthur Andersen LLP








                                      R-10